UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 3, 2008

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts	01748
(Address of Principal Executive Offices)	(Zip Code)

(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 Press Release dated April 3, 2008

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (d) and (f): Not applicable.

(b): On April 3, 2008, Caliper Life Sciences, Inc. (“Caliper” or the “Company”) announced the resignation of Thomas T. Higgins from his position as Executive Vice President and Chief Financial Officer of the Company, effective April 4, 2008.

In connection with his resignation on April 4, 2008, the Company and Mr. Higgins have entered into a separation agreement (the “Separation Agreement”).  Pursuant to the Separation Agreement, upon the termination of his employment with the Company, Mr. Higgins will receive: (i) a cash severance benefit, payable as salary continuation, in an amount equal to six months of Mr. Higgins’ current annual base salary of $284,950, or $23,746 per month for six months, (ii) an additional cash severance benefit of up to three months of Mr. Higgins’ current annual base salary, which shall be payable beyond such initial six month severance period provided that, and only for so long as, Mr. Higgins has not obtained new employment, either as an employee or as a consultant, for at least 50% time, (iii) COBRA coverage for medical, dental and vision insurance benefits for the period during which cash severance payments are payable by the Company to Mr. Higgins as set forth above, and (iv) up to $12,500 funding of an executive outplacement program.  On April 4, 2008, the Company also entered into a consulting agreement with Mr. Higgins, effective as of the termination of his employment with the Company (the “Consulting Agreement”), pursuant to which he will report to the Company’s President and Chief Executive Officer, E. Kevin Hrusovsky, for a term of six months, and pursuant to which Mr. Higgins will be compensated on an hourly basis at a rate of $200 per hour, based on requests from the Company for consulting services from Mr. Higgins.  During the term of the Consulting Agreement, Mr. Higgins’ outstanding and unvested equity awards from the Company will continue to vest in accordance with the initial terms of such awards. A copy of the Separation Agreement and the Consulting Agreement referenced in this Item 5.02 will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2008 and the foregoing descriptions are subject in all respects to the actual terms of such agreements.

(c) and (e): On April 3, 2008, the Company announced that Peter F. McAree, age 43, has been promoted to Senior Vice President and Chief Financial Officer, effective April 4, 2008.  Mr. McAree previously served as the Company’s Vice President, Finance.  Mr. McAree will be paid a base salary of $225,000 per year and is eligible to receive an annual cash bonus of up to 35% of base salary upon the achievement of certain individual and corporate performance goals.  He also is eligible to receive an annual equity award, which may include restricted stock units and/or stock options, in an amount determined by the Company’s Board of Directors based upon the Board’s assessment of Mr. McAree’s individual performance during the preceding year.  The Company’s Board of Directors also designated Mr. McAree as the “principal financial officer” of the Company.

Mr. McAree was appointed to the position of Vice President, Finance following Caliper’s acquisition of Zymark Corporation in July 2003. Mr. McAree joined Zymark as Chief Financial

Officer in May 2001 after serving in the same capacity as an independent consultant since November 2000. He received his B.S. in Accounting from Bentley College, and is a licensed Certified Public Accountant in the Commonwealth of Massachusetts.

Also on April 3, 2008, the Company announced that Joseph H. Griffith IV, age 33, has been promoted to Vice President, Finance, effective April 4, 2008.  Mr. Griffith previously served as the Company’s Corporate Controller.  Mr. Griffith will be paid a base salary of $145,000 per year and is eligible to receive an annual cash bonus of up to 20% of base salary upon the achievement of certain individual and corporate performance goals.  He also is eligible to receive an annual equity award, which may include restricted stock units and/or stock options, in an amount determined by the Company’s Board of Directors based upon the Board’s assessment of Mr. Griffith’s individual performance during the preceding year.  The Company’s Board of Directors also designated Mr. Griffith as the “principal accounting officer” of the Company.

Mr. Griffith has served as Corporate Controller since July 2003, also having served as Corporate Controller of Zymark since 2002.  Mr. Griffith was previously employed by Arthur Andersen, Boston, in its audit practice from 1997 to 2002.  He received his B.S. in Accounting from Villanova University, and is a licensed Certified Public Accountant in the Commonwealth of Pennsylvania.

There is no family relationship between Mr. McAree or Mr. Griffith and any director, executive officer, or person nominated or chosen by Caliper to become a director or executive officer. In addition, there are no transactions between Caliper and Mr. McAree or Mr. Griffith, or any member of either Mr. McAree’s or Mr. Griffith’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

A copy of the press release relating to these events is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)              Exhibits

Exhibit Number	Description of Document

99.1	Press release of Caliper Life Sciences, Inc. announcing appointment of Peter F. McAree as Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CALIPER LIFE SCIENCES, INC.

April 8, 2008	By:	/s/ STEPHEN E. CREAGER

Stephen E. Creager
Senior Vice President, General Counsel and Secretary